Exhibit 99.1

  PlanVista Reports Results for 3rd Quarter Ended September 30, 2003

    TAMPA, Fla.--(BUSINESS WIRE)--Nov. 11, 2003--PlanVista Corporation (OTC:PVST), which provides medical cost containment and business outsourcing solutions to the medical insurance and managed care industries, today reported net income of $1.5 million for the quarter ended September 30, 2003, compared to net income of $1.9 million during the same period in 2002.

    Financial Results

    The Company reported operating revenue of $8.0 million for the third quarter, compared to $8.3 million for the same period in 2002. Income before income taxes totaled $2.1 million in the third quarter of 2003, compared to $1.5 million for the third quarter of 2002. For the quarter ended September 30, 2003, net income totaled $1.5 million ($0.09 per diluted common share), compared to $1.9 million ($0.11 per diluted common share) during the third quarter of 2002. The Company's EBITDA/a (a non-GAAP measure defined as earnings before interest, taxes, depreciation and amortization) for the third quarter of 2003 was $2.9 million, compared to $2.5 million for the same period in 2002.
    For the nine months ended September 30, 2003, the Company reported operating revenue of $24.0 million, compared to $24.7 million for the same period in 2002. Income before income taxes totaled $4.7 million for the nine months ended September 30, 2003, compared to $2.7 million for the same period in 2002. For the nine months ended September 30, 2003, net income totaled $3.5 million ($0.21 per diluted common share), compared to $3.7 million ($0.23 per diluted common share) for the 2002 period. The Company's EBITDA/a (as defined above) for the first nine months of 2003 was $7.2 million ($8.1 million excluding the ProxyMed expenses and severance pay discussed below), compared to $7.8 million for the same period in 2002.
    The results for the three and nine month periods ended September 30, 2003 include other income of $0.65 million. This other income related to a $0.3 million cash settlement of an obligation to provide services to a customer that never materialized. The obligation had previously been reflected as deferred revenue of $0.95 million on the Company's balance sheet.
    The results for the nine months ended September 30, 2003 include previously-announced pre-tax expenses totaling $1.0 million taken in the second quarter, which relate to the joint marketing agreement with ProxyMed ($0.9 million) and severance pay ($0.1 million).

    Business Highlights

    The Company's preferred provider network business sold and implemented 13 new payers during the third quarter resulting in new business revenues of approximately $0.5 million. In addition, the Company's cost containment products, which include the business outsourcing units PlanServ and PayerServ, as well as bill negotiation, accelerated funding, and other services, generated $1.0 million during the third quarter of 2003, compared to $0.4 million during the third quarter of 2002. For the first nine months of 2003, these products have generated $2.6 million in revenues, compared to $1.1 million during the first three quarters of 2002. New products represented 10.6 percent of the Company's revenues to date during 2003.
    During the three months ended September 30, 2003, the number of claims processed increased by approximately 46,000 to 929,000 claims from 883,000 claims during the same period in 2002. This claim volume increase is attributable to 38 new payer customers added during the nine months ended September 30, 2003.
    The Company's ClaimPassXL(R) internet repricing system generated $2.6 million of revenues during the third quarter of 2003, compared to $2.4 million during the third quarter of 2002. The Company processed 147,000 medical claims via Internet during the third quarter, compared to 133,000 claims during the same period in 2002.
    According to Phillip S. Dingle, Chairman and Chief Executive
Officer: "While we are disappointed with our pace in growth of revenues to date this year, we remain pleased with our business prospects and growth opportunities, both as to existing independent initiatives and potential prospects generated by our previously-announced joint sales and marketing agreement with ProxyMed."

    Preferred Stock

    In connection with our April 12, 2002 debt restructuring, the Company was required to adopt the accounting principles prescribed by Emerging Issues Task Force No. 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments" ("EITF 00-27"). In accordance with the accounting requirements of EITF 00-27, to date the Company has reflected approximately $98.0 million as an increase to the carrying value of its Series C Convertible Preferred Stock with a comparable reduction in its additional paid-in capital and accumulated deficit. The amount accreted to the convertible preferred stock is calculated based on (a) the difference between the closing price of the Company's common stock on April 12, 2002 and the conversion price per share available to the holders of the convertible preferred stock, multiplied by (b) our estimate of the number of shares of common stock that will be issued if or when the convertible preferred stock is converted. This amount is accreted through October 12, 2003, the contractual life of the convertible preferred stock, at which time the accretion ceases. This non-cash transaction does not affect the Company's net income or its total stockholders' equity but does reduce the net income deemed available to common stockholders for reporting purposes. Net income deemed available to common stockholders is further reduced by dividends paid on the convertible preferred stock. As a result of the dividends and accretion on the convertible preferred stock, net loss deemed available to common stockholders per diluted share was $(0.98) and $(0.90) for the three months ended September 30, 2003 and 2002, respectively, and $(2.90) and $(1.68) for the nine months ended September 30, 2003 and 2002, respectively.
    The accompanying condensed balance sheet at December 31, 2002 has been corrected to reflect the Series C convertible preferred stock outside of permanent equity.

    Outlook

    Based upon the results of our third quarter, the Company anticipates that our 2003 calendar year revenue will be between $33.0 million and $33.5 million and our EBITDA for the same period will be between $10.5 million and $11.0 million excluding the ProxyMed costs and severance pay mentioned above. The Company will provide its outlook for 2004 no later than December 31, 2003.
    In May 2004, approximately $38.5 million in debt will mature, $20.5 million of which is held by an affiliate of the Company's financial partner, Commonwealth Associates. The Company is currently exploring the means by which it will satisfy those obligations.
    According to Dingle: "As we contemplate the potential conversion of our preferred stock into no less than 51% of our outstanding common shares and pursue opportunities for growth, we will continue to explore alternatives to reduce our obligations, recapitalize the Company, and provide additional liquidity. Through these efforts, we will seek to place our Company in a position to prosper. However, if a refinancing is consummated, it may cause substantial dilution to common shareholders."

/a EBITDA is a metric that Company management believes is a meaningful measure of operating performance. The calculation of EBITDA has no basis in Generally Accepted Accounting Principles in the United States of America.

    PlanVista Solutions provides medical cost containment and business process outsourcing solutions to the medical insurance and managed care industries. Specifically, we provide integrated national preferred provider organization network access, electronic claims repricing, and network and data management services to health care payers, such as self-insured employers, medical insurance carriers, third party administrators, health maintenance organizations, and other entities that pay claims on behalf of health plans. We also provide network and data management services to health care providers, such as individual providers and provider networks. Visit the Company's website at http://www.planvista.com.

    Caution Concerning Forward-Looking Statements:

    This press release, particularly the statements made by Mr. Dingle, includes forward-looking statements related to PlanVista that involve risks and uncertainties including, but not limited to, our ability to expand our client base; the success of our new products and services; our ability to maintain our current provider network arrangements; our ability to manage costs and comply with the terms of our senior credit facility; our ability to reduce and restructure debt; and our ability to maintain and update our information technology. These forward-looking statements are made in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For further information about these factors that could affect the Company's future results, please see the Company's filings with the Securities and Exchange Commission. Copies of these filings are available upon request from the Company's chief financial officer. Prospective investors are cautioned that forward-looking statements are not guarantees of future performance. Actual results may differ materially from management expectations.




                         PLANVISTA CORPORATION
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (Unaudited)
                 (in thousands except per share data)

                              Three Months Ended   Nine Months Ended
                                 September 30,       September 30,
                             --------------------  -----------------
                                2003     2002        2003     2002
                             --------- ---------   -------- ---------

Operating revenue              $8,019    $8,324    $23,954   $24,746
                             --------- ---------   -------- ---------

Cost of operating revenue:
  Personnel expenses            2,076     2,196      6,568     6,617
  Network access fees           1,652     1,299      4,575     4,014
  Other                         1,683     1,491      4,191     4,353
  Depreciation                    155       137        425       384
  Costs related to ProxyMed
   agreement                        -         -        846         -
                             --------- ---------   -------- ---------
    Total cost of operating
     revenue                    5,566     5,123     16,605    15,368

Bad debt expense                  370       811      1,262     1,980
Other income                     (650)        -       (650)        -
Interest expense, net             646       854      2,032     4,649
                             --------- ---------   -------- ---------
    Total expenses and other
     income                     5,932     6,788     19,249    21,997
                             --------- ---------   -------- ---------

Income before provision
 (benefit) for income taxes     2,087     1,536      4,705     2,749
Provision (benefit) for
 income taxes                     564      (344)     1,219      (953)
                             --------- ---------   -------- ---------

Net income                      1,523     1,880      3,486     3,702

Preferred stock accretion
 and preferred stock
 dividend                     (18,151)  (16,966)   (52,286)  (31,080)
                             --------- ---------   -------- ---------
Loss applicable to common
 stockholders                $(16,628) $(15,086)  $(48,800) $(27,378)
                             ========= =========  ========= =========

Basic and diluted loss per
 share applicable to common
 stockholders:
  Net income                    $0.09     $0.11      $0.21     $0.23
  Preferred stock accretion
   and preferred stock
   dividend                     (1.07)    (1.01)     (3.11)    (1.91)
                             --------- ---------   -------- ---------

  Loss applicable to common
   stockholders                $(0.98)   $(0.90)    $(2.90)   $(1.68)
                             ========= =========   ======== =========

Basic and diluted weighted
 average number of common
 shares outstanding            16,899    16,767     16,822    16,311
                             ========= =========   ======== =========

EBITDA (1)                     $2,888    $2,527     $7,162    $7,782
                             ========= =========   ======== =========

(1) EBITDA is a metric that management believes is a meaningful measurement of operating performance as it allows for comparison of performance between other competitors in the healthcare IT industry. Additionally, management utilizes EBITDA as one of the factors in determining its management performance rewards. The calculation of EBITDA has no basis in Generally Accepted Accounting Principles ("GAAP") in the United States of America.

Reconciliation to net income, a corresponding measure under GAAP, is as follows:

EBITDA                         $2,888    $2,527     $7,162    $7,782
  Deduct:
    Depreciation                 (155)     (137)      (425)     (384)
    Interest expense             (646)     (854)    (2,032)   (4,649)
    (Provision) benefit
     for income taxes            (564)      344     (1,219)      953
                             --------- ---------   -------- ---------
Net income                     $1,523    $1,880     $3,486    $3,702
                             ========= =========   ======== =========


                        PLANVISTA CORPORATION
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Unaudited)
                            (in thousands)
                                                    Nine Months Ended
                                                      September 30,
                                                    ------------------
                                                      2003      2002
                                                    --------  --------
Cash flows from operating activities:
 Net income                                          $3,486    $3,702
 Adjustments to reconcile net income to net cash
   provided by operating activities:
  Depreciation                                          425       384
  Bad debt expense                                    1,262     1,980
  Deferred revenue settlement                          (650)        -
  Non-cash interest expense                              93       739
  Restructuring costs                                     -      (127)
  Warrants issued in connection with ProxyMed
   agreement                                            496         -
  Warrants issued to consultants                         15         -
 Changes in assets and liabilities:
  Accounts receivable                                (1,364)   (3,140)
  Income taxes                                        2,512      (543)
  Prepaid expenses and other current assets            (275)   (1,782)
  Other assets                                           (6)      (86)
  Accounts payable                                   (1,285)      190
  Accrued liabilities                                  (485)     (597)
  Deferred revenue                                     (300)        -
  Other long-term liabilities                          (154)      (15)
                                                    --------  --------
          Net cash provided by operating activities   3,770       705
                                                    --------  --------

Cash flows from investing activities:
 Purchases of property and equipment                   (384)     (373)
                                                    --------  --------
          Net cash used in investing activities        (384)     (373)
                                                    --------  --------

Cash flows from financing activities:
 Capital lease and debt payments                     (1,622)     (201)
 Proceeds from common stock issued                        -        23
                                                    --------  --------
          Net cash used in financing activities      (1,622)     (178)
                                                    --------  --------

Net increase in cash and cash equivalents             1,764       154
Cash and cash equivalents at beginning of period      1,198       395
                                                    --------  --------

Cash and cash equivalents at end of period           $2,962      $549
                                                   =========  ========

Supplemental disclosure of cash flow information:
  Cash paid for interest                             $1,661    $1,396
                                                   =========  ========

Supplemental non-cash investing and financing
 information:
  Common stock issued in connection with settlement
   of subordinated notes and accrued interest             $-    $1,521
                                                   =========  ========
  Registration rights agreement                          $-      $636
                                                   =========  ========
  Preferred stock accretion and preferred stock
   dividends                                        $52,286   $31,080
                                                   =========  ========
  Conversion of $5.0 million note to common stock
   with make-whole provision                             $-    $5,000
                                                   =========  ========
  Conversion of accrued interest to long-term
   debt                                                $498        $-
                                                   =========  ========
  Preferred stock issued in connection with debt
   restructuring                                         $-   $28,440
                                                   =========  ========
  Issuance of common stock in lieu of cash
   interest payment                                     $70        $-
                                                   =========  ========
  Common stock issued for investment banking
   services                                            $143        $-
                                                   =========  ========
  Warrants issued to consultants                        $15        $-
                                                   =========  ========






                         PLANVISTA CORPORATION
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                  (in thousands except share amounts)

                                                  Sept. 30,   Dec. 31,
                                                     2003       2002
                                                 ----------- ---------
                                                 (unaudited)
                     ASSETS

Current assets:
  Cash and cash equivalents                     $     2,962 $   1,198
  Accounts receivable, net of allowance for
   doubtful accounts of $1,353 and $1,985             8,091     7,989
  Prepaid expenses and other current assets             449       174
  Refundable income taxes                                 -     1,600
                                                 ----------- ---------
          Total current assets                       11,502    10,961
Property and equipment, net                           1,500     1,541
Other assets                                            684       678
Goodwill                                             29,405    29,405
                                                 ----------- ---------
          Total assets                          $    43,091 $  42,585
                                                 =========== =========

     LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable                              $     1,618 $   2,903
  Accrued liabilities                                 4,471     5,574
  Income tax payable                                    912         -
  Deferred revenue                                        -       950
  Current portion of long-term debt                  38,439       356
                                                 ----------- ---------
          Total current liabilities                  45,440     9,783
Long-term debt, less current portion                  5,981    45,188
Common stock with make-whole provision                5,000         -
Other long-term liabilities                             849     1,003
                                                 ----------- ---------
          Total liabilities                          57,270    55,974
                                                 ----------- ---------

Commitments and contingencies

Common stock with make-whole provision                    -     5,000

Series C convertible preferred stock, $0.01 par
 value; 40,000 shares authorized; 32,659 shares
 and 31,092 shares issued and outstanding           129,503    77,217

Stockholders' deficit:
 Common stock, $0.01 par value; 100,000,000
  shares authorized, 16,967,352 shares and
  16,761,354 shares issued and outstanding              170       168
 Additional paid-in capital                               -    45,593
 Treasury stock at cost, 7,940 shares issued
  and outstanding                                       (38)      (38)
 Accumulated deficit                               (143,814) (141,329)
                                                 ----------- ---------
          Total stockholders' deficit              (143,682)  (95,606)
                                                 ----------- ---------
          Total liabilities and stockholders'
           deficit                              $    43,091 $  42,585
                                                 =========== =========


    CONTACT: PlanVista Corporation, Tampa
             Bennett Marks, 813/353-2340